                                                                    EXHIBIT 10.8

                                 EMPLOYMENT AGREEMENT

    AGREEMENT made as of the 30th day of June, 1996, between COSTILLA PETROLEUM CORPORATION and COSTILLA ENERGY, L.L.C. (the "Companies") and BOBBY W. PAGE ("Page").

    In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

    1. This Agreement shall be effective as of June 30, 1996, and shall continue in effect for a three-year term ending June 30, 1999, provided however, this Agreement will automatically renew for a period of one year, and successive one-year periods thereafter, unless Page is notified of its termination in writing by placing such notice in United States certified mail, return receipt requested, postage prepaid at the address shown below, at least 90 days prior to June 30, 1999, or 90 days prior to any successive anniversary date (being June 30th of each year) thereafter. This Agreement may also be terminated by the Companies because of Page's willful misconduct, negligence, inability to perform the services required, dishonesty, breach of a fiduciary duty, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), or a material breach of any provision of this Agreement, which remains uncured after 30 days' written notice to Page.

    2. The Companies may terminate Page's employment hereunder without cause, effective on the date written notice of such termination is placed in United States certified mail, return receipt requested, postage prepaid, addressed to Page at the address shown below. Termination without cause shall be deemed to have occurred if the Companies significantly reduce Page's duties and responsibilities in a manner inconsistent with his experience, training and background; provided, however, that upon any termination without cause, Page shall be paid the greater of the Base Salary then in effect for the remaining term of the Agreement or one year's salary at the then Base Salary rate. Any vested benefits of Page under any plan or agreement shall not be affected.

    3. Page may terminate his employment hereunder upon at least one month's written notice to the Companies placed in United States certified mail, return receipt requested, postage prepaid to the address shown below, provided however, if Page terminates his employment, the Companies' obligations under this Agreement shall cease immediately except as provided below upon receipt of such notice of termination by the Companies. If Page terminates his employment, he will be paid his Base Salary on a pro rata basis through the last day worked.

    4. Page's title during his term of employment shall be Senior Vice President and Chief Financial Officer of both of the Companies. During the term of this Agreement, and subject to the other provisions of this Agreement, Page shall diligently provide services to the Companies by supervising the activities of the Controller and coordinating the generation of financial statements and information with the needs of management and agency and lender requirements; be responsible for the working relationships with outside accountants, attorneys, commercial banks, investment bankers; plan and budget financial activities; and supervise the administrative functions of the Companies, including human resources.

    5. Page agrees that this contract is one for full time employment, that he will spend no less than 40 hours per week (subject to legal holidays and vacations as set forth below) at this employment and that he will not engage in the oil and gas business, including but not limited to, exploration, production, purchase of commercial quantities of oil or gas, or oil or gas production brokering, for his own account or that of any person or entity other than the Companies while employed by the Companies.

    6. As compensation for the services to be rendered by Page, the Companies or one of them shall pay Page a Base Salary at the annual rate of $150,000 beginning June 30, 1996. The Base Salary beginning January 1, 1997, shall be at the annual rate of $175,000; the Base Salary beginning January 1, 1998, shall be at the annual rate of $185,000. Notwithstanding the quotation of the Base Salary at an annual rate, Page will only be paid on a pro rata basis only for the actual days worked if his employment is terminated.

    7. In addition to the other compensation provided for herein, in the event Costilla Energy, L.L.C. is merged into Costilla Energy, Inc. (the "Corporate Successor") and, subsequent or contemporaneously therewith, the Corporate Successor accomplishes an initial public offering of its equity securities, Page shall be entitled to an option to purchase 75,000 shares of the $.10 par value Common Stock of the Corporate Successor. The exercise price with respect to such initial stock option shall be the initial public offering price, and such option shall be immediately exercisable by Page, without restriction.

    8. As an incentive bonus for execution of this Agreement, Page will receive $25,000 on or before July 15, 1996, which is to include the cost of his household move from Denver to Midland. Any other bonuses or incentive pay will be determined and paid by the Companies from time to time, or not at all, at their sole discretion.

    9. As a perquisite, Page shall be entitled to receive payment of, or the Companies shall purchase on his behalf, the initial membership fee to the Midland Country Club. Other fringe benefits will be given to Page, such as participation in the group health insurance plan, dental insurance plan, life insurance plan, and 401K plan in accordance with the Companies' standard benefit program, provided however, Page will receive a life insurance policy to be effective for the term of this Agreement in an amount no less than $200,000 and long-term disability insurance of 60% of monthly Base Salary up to $10,000 per month.

    10. Page shall be entitled to 15 days paid vacation in each calendar year, earned pro rata each month. Page shall be entitled to all paid holidays given by the Companies to its senior executive officers.

    11. The Companies shall reimburse Page for any direct, reasonable and necessary expenses incurred directly at the request of the Companies in the performance of this

Agreement, such expenses to generally include, but not be limited to, travel, lodging and meals incurred while away from Midland and any other directly attributable expenses to carrying out Page's obligations under this Agreement.

    12. If, as a result of Page's inability to perform the essential functions of the duties set out herein, with or without accommodation, due to physical or mental illness or injury, and if Page shall have been absent from his duties hereunder for more than 180 days within any 365-day period, the Companies shall be entitled to deliver written notice of termination to Page and if within 30 days after any such written notice of termination is given, Page shall not have returned to the performance of his duties in accordance with the terms of this Agreement, the Companies may terminate his employment hereunder upon written notice placed in United States certified mail, return receipt requested, postage prepaid to the address shown below. Upon the death of Page during the term of this Agreement, the Companies shall continue to pay to Page's estate the Base Salary for a period of 180 days following Page's death, following which the obligations of the Companies under this Agreement shall terminate in their entirety. Termination of Page's employment under this paragraph shall not affect Page's entitlement to any vested benefits provided herein.

    13. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, as may be awarded by the court, costs and necessary disbursements in addition to any other relief to which it may be entitled. This provision shall be binding on the parties without regard to whether attorney's fees would be due under statute or common law.

    14. All notices authorized or required by the parties hereunder shall be given in writing by United States certified mail, return receipt requested, postage prepaid, and addressed to the party to whom the notice is given at the addresses shown on the signature page. Notices shall be deemed given when deposited in the United States mail. Each party shall have the right to change its addresses at any time and from time to time by giving written notice thereof to the other.

    15. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

    16. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this Agreement. However, the services to be provided by Page are personal and not performable in satisfaction of this Agreement by any other person.

    17. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    18. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreement between the parties respecting the within subject matter. The parties agree this contract can be modified only in writing and that Page will not rely on any oral representations of any sort or character regarding his employment status, salary, bonuses or benefits.

    19. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when placed in United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Page:

              Bobby W. Page
              5100 North A Street, Apartment 457
              Midland, Texas 79705

         If to the Companies:

              Costilla Petroleum Corporation/Costilla Energy, L.L.C.
              P. O. Box 10369
              Midland, Texas  79702

              Attention:  President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    20. The obligations and liabilities of the Companies hereunder shall be joint and several in nature.

                                     /s/ Bobby W. Page
                                   ------------------------------------------
                                  BOBBY W. PAGE


                                  COSTILLA PETROLEUM CORPORATION

                                  By:      /s/ Michael J. Grella
                                       --------------------------------------
                                       Michael J. Grella, President


                                  COSTILLA ENERGY, L.L.C.

                                  By:       /s/ Michael J. Grella
                                        -------------------------------------
                                       Michael J. Grella, President